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                                                                   EXHIBIT 3.131

[LOGO]           STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                 Office of the Secretary of State

                 MATTHEW A. BROWN
                 Secretary of State

                              Date: AUGUST 6, 2003

                           U-HAUL CO. OF RHODE ISLAND
                                    (8 PAGES)

                A TRUE COPY WITNESSED UNDER THE SEAL OF THE STATE
                   OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                                                     /s/ Matthew A. Brown
                                                     ---------------------------
                                                      Secretary of State

                                                   By [ILLEGIBLE]
                                                      --------------------------

                                  [GCIU LOGO]
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Filing Fee 50.00

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                                   ORIGINAL OF
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                           REORG. CO. OF RHODE ISLAND

         Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Reorg. Co. Of Rhode Island

         SECOND: The shareholders of the corporation on September 9, 1992, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

                             [Insert Amendment(s)]

                                 ARTICLE I

              The name of the corporation shall be:

                           U-Haul Co. of Rhode Island

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         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 500; and the number of shares entitled to vote thereon was 5,000

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a Class were as follows: (if inapplicable, insert "none")

Class                  Number of Shares
-----                  ----------------
None                        None

         FIFTH: The number of shares voted for such amendment was 500; and the number of shares voted against such amendment was -0-.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert "none")

                              Number of Shares Voted
                              ----------------------
Class                         For            Against
-----                         ---            -------
None                          None            None

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

              No change

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state)

              No change

Dated September 10, 1992                Reorg. Co. of Rhode Island

                                        By /s/ Robert Bolton
                                           ------------------------------------
                                           Robert Bolton
                                           Its President

                                        and /s/ Gary V. Klinefelter
                                           -------------------------------------
                                           Gary V. Klinefelter
                                           Its Secretary
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STATE OF ARIZONA                )
                                ) Sc.
COUNTY OF MARICOPA              )

         At Phoenix in said county on this 10th day of September, 1992, personally appeared before me Gary V. Klinefelter, who, being by me first duly sworn, declared that he is the secretary of Reorg. Co. of Rhode Island that he signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

                                        /s/ Blanche I. Passolt
                                        ----------------------------------------
                                                   Notary Public

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
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                State of Rhode Island and Providence Plantations
                              BUSINESS CORPORATION

                       ORIGINAL ARTICLES OF INCORPORATION

         The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt (s) the following Articles of Incorporation for such corporation:

         FIRST. The name of the corporation is REORG. CO. OF RHODE ISLAND

(A close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended) (strike if inapplicable)

         SECOND. The period of its duration is (if perpetual, so state)
Perpetual

         THIRD. The purpose or purposes for which the corporation is organized are:

                  To rent and lease to the general public trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase of otherwise acquire and operate any facilities useful for the conduct of the business enterprises of this corporation.

                  In general, to carry on any other business in connection with the foregoing, and to have and exercise all powers conferred by the Laws of the State of Rhode Island upon corporations, and to engage in any lawful activity within the purposes for which corporations may be organized under the laws of the State of Rhode Island.

         The corporation shall have power: (See Section 7-1.1-4 of the General Laws, 1956, as amended.)

         (a) To have perpetual succession by its corporate name unless a limited period of duration is stated in its articles of incorporation.

         (b) To sue and be sued, complain and defend, in its corporate name.

         (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

         (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

         (f) To lend money and to use its credit to assist its employees.

         (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

         (h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine; issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

         (i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

         (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.

         (k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

         (l) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.

         (m) To make donations for the public welfare or for charitable, scientific or educational purposes.

         (n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.

         (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

         (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

         (q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.

         (r) To have and exercise all powers necessary or convenient to effect its purposes.

Form 11A 10M [ILLEGIBLE]                                                  (OVER)

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         FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

         (a) If only one class: Total number of shares 5,000 of common stock

                  (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

                  The par value shall be Ten ($10.00) Dollars per share.

                                       or

         (b) If more than one class: Total number of shares _____________

                  (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

         FIFTH. Provisions (if any) dealing with the preemptive right of shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:

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         SIXTH. Provisions (if any) for the regulation of the internal affairs of the corporation:

         SEVENTH. The address of the initial registered office of the corporation is 123 Dryer Street, Providence, R.I. 02903 (add Zip Code) and the name of its initial registered agent at such address is: C. T. Corporation System

         EIGHTH. The number of directors constituting the initial board of directors of the corporation is 3 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

         (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

      Name                                    Address
Robert Bolton             738 N. Broadway, E. Providence, RI 02914-3594
John D. Thompson          738 N. Broadway, E. Providence, RI 02914-3594
Don Riley                 738 N. Broadway, E. Providence, RI 02914-3594

         NINTH. The name and address of each incorporator is:

      Name                                    Address
John A. Lorentz          2721 N. Central Avenue, Phoenix, Arizona 85004

         TENTH. Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):

                           Upon the Issuance of the Certificate of Incorporation

Dated May 3, 1990

                                                 /s/ John A. Lorentz
                                                 ------------------------------
                                                 John A. Lorentz, Incorporator

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STATE OF ARIZONA        )       City    )
                        ) In the        )  of Phoenix,
COUNTY OF MARICOPA      )       Town    )

in said county this 3rd day of May, A.D. 1990 then personally appeared before me John A. Lorentz each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                                                /s/ Blanche I. Passolt
                                                --------------------------------
                                                          Notary Public